                    WESTERFED FINANCIAL CORPORATION ANNOUNCES
                           SECOND QUARTER EARNINGS AND
                          INCREASED QUARTERLY DIVIDEND


         Missoula, Montana -- January 21, 1997 -- WesterFed Financial Corporation (the "Company") (NASDAQ - WSTR), holding company for Western Federal Savings Bank of Montana (the "Bank"), announced earnings for the second quarter ended December 31, 1996 of $1.4 million, or $0.31 per share, an increase of 27.3% from the total earnings of $1.1 million, or $0.27 per share, for the same quarter ended December 31, 1995. Earnings for the six month period ended December 31, 1996 were $1.2 million, or $0.27 per share, as compared to earnings of $2.2 million, or $0.52 per share, for the same six month period ended December 31, 1995. The earnings for the six month period ended December 31, 1996 include a one time after tax charge to earnings of $1.4 million, or $0.33 per share, for a special assessment to recapitalize the Savings Association Insurance Fund ("SAIF").

         The Company also announced it will pay a cash dividend of $0.10 per share for the quarter ended December 31, 1996. The dividend will be payable on February 21, 1997 to stockholders of record on February 7, 1997. The quarterly cash dividend was increased 5.3% over the prior quarter's regular cash dividend of $0.095 per share. The Company has increased regular cash dividends every quarter since becoming a public company.

         President/Chief Executive Officer Lyle R. Grimes stated, "We are pleased with the results and direction of the Company for the current fiscal year. The $0.31 per share for the quarter just ended is the highest quarterly per share earnings since becoming a public company three years ago this month. In addition, it is anticipated the acquisition of Security Bancorp of Billings, Montana soon will be completed and is expected to help WesterFed Financial Corporation fulfill its business strategy of adding commercial banking to its operations."

         Total assets decreased slightly to $563.6 million at December 31, 1996 from $563.9 million at June 30, 1996. Total loans decreased $1.7 million to $366.5 million at December 31, 1996 from $368.2 million at June 30, 1996. Real estate mortgage loans decreased $16.8 million while consumer loans increased $15.1 million. Real estate loan originations declined to $45.0 million during the six month period ended December 31, 1996 from $74.6 million for the same period last year primarily due to a decline in refinancing activity, a slowdown in new construction and home sales and increased mortgage lending competition. In addition, $30.7 million of long term fixed rate mortgages were sold on the secondary market in an effort to reduce interest rate risk. Consumer loan originations increased to $29.8 million for the six month period ended December 31, 1996 from $13.1 million and for the same period last year due primarily to the increase in loans originated directly through local auto and recreational dealers.

         Total deposits decreased $6.4 million to $343.8 million at December 31, 1996 from $350.2 million at June 30, 1996 while borrowed funds increased $4.9 million to $130.7 million at December 31, 1996 from $125.8 million at June 30, 1996.

         Net income increased to $1.4 million for the quarter ended December 31, 1996 from $1.1 million for the same period last year. The increase was primarily the result of net interest income and non-interest income increasing $278,000 and $215,000 respectively, partially offset by increases in non-interest expense and income tax expense of $207,000 and $79,000 respectively. The net interest margin (net interest income divided by average interest-earning assets) increased to 3.50% during the quarter ended December 31, 1996 from 3.39% and 3.18% during the quarters ended June 30, 1996 and December 31, 1995 respectively.

                  Total non-performing assets as a percentage of total assets increased to 0.25% at December 31, 1996 from 0.13% at June 30, 1996. This compares to 1.19% at September 30, 1996 for the national average for savings institutions regulated by the Office of Thrift Supervision. This increase was primarily the result of a $376,000 increase in non-performing consumer loans and a $199,000 increase in non-performing commercial real estate loans. The $376,000 increase in non-performing consumer loans includes $309,000 of real-estate secured loans. The ratio of allowance for loan losses to non-performing loans remains a strong 142.8%.

         WesterFed Financial Corporation's only subsidiary, Western Federal Savings Bank of Montana, Montana's largest savings bank, operates nineteen branch offices and one loan servicing center in the following Montana cities:
Missoula, Hamilton, Helena, East Helena, Bozeman, Great Falls, Conrad, Lewistown, Miles City, Hardin and Billings.

FOOTNOTE 1 -

o 1995 earnings per share have been restated to reflect the effect of a decrease in the weighted average shares outstanding as a result of applying the treasury stock method to common stock equivalents.

o The per share earnings were previously reported at $0.25 per share for the quarter ended December 31, 1995.

o This restatement did not result in a material change to the historical earnings per share trend line.

CONTACT:  Dale W. Brevik, Vice President/Marketing

          James A. Salisbury, Treasurer/Chief Financial Officer

          (406) 721-5254

CONSOLIDATED BALANCE SHEETS
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                   (Unaudited)
                                                   December 31,             June 30,
                                                      1996                    1996
                                                   -----------           -------------
               ASSETS

Cash and due from banks                            $     8,300           $       7,829
Interest-bearing due from banks                         16,108                   5,470
                                                   -----------           -------------
  Cash and cash equivalents                             24,408                  13,299

Interest-bearing deposits                                  190                   3,000
Investment securities available-for-sale                47,892                  35,637
Investment securities, at amortized cost
  (estimated market value of $1,854 at
  Dec. 31, 1996 and $9,399 at June 30, 1996)             1,852                   9,347
Stock in Federal Home Loan Bank, at cost                 7,775                   7,471
Mortgage-backed securities available-for-sale           35,475                  44,909
Mortgage-backed securities, at amortized
  cost (estimated market value of $56,594 at
  Dec. 31, 1996 and $59,278 at June 30, 1996)           56,129                  60,038
Loans available-for-sale                                 1,156                   3,967
Loans receivable, net                                  365,309                 364,226
Accrued interest receivable                              3,691                   3,695
Premises and equipment, net                             14,411                  13,758
Cash surrender value of life insurance
  policies                                               3,258                   3,183
Other assets                                             2,071                   1,401
                                                   -----------           -------------
       Total assets                                $   563,617           $     563,931
                                                   ===========           =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits                                         $   343,842           $     350,212
  Borrowed funds                                       130,712                 125,838
  Advances from borrowers for taxes
     and insurance                                       2,848                   3,255
  Income taxes                                           2,719                   1,961
  Accrued interest payable                               1,217                   1,219
  Accrued expenses and other liabilities                 2,773                   2,839
                                                   -----------           -------------
       Total liabilities                               484,111                 485,324
                                                   -----------           -------------
Stockholders' Equity:
  Preferred stock, $.01 par value:
     5,000,000 shares authorized-
     none outstanding                                       --                      --
  Common stock, $.01 par value:
     10,000,000 shares authorized-
     4,397,156 shares outstanding at
     Dec. 31, 1996 and 4,395,204 shares
     outstanding at June 30, 1996                           46                      46
  Additional paid-in capital                            45,499                  45,451
  Common stock acquired by ESOP/RRP                     (3,155)                 (3,558)
  Treasury stock, at cost                               (3,080)                 (3,079)
  Net unrealized gain on securities
     available-for-sale                                   (144)                   (226)
  Retained earnings, substantially restricted           40,340                  39,973
                                                   -----------           -------------
       Total stockholders' equity                       79,506                  78,607
                                                   -----------           -------------
       Total liabilities and stockholders'
          equity                                   $   563,617           $     563,931
                                                   ===========           =============

       Book value per share                        $     18.08           $       17.88
                                                   ===========           =============

CONSOLIDATED STATEMENTS OF INCOME
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                                           (Unaudited)                       (Unaudited)
                                                                       Three Months Ended                 Six Months Ended
                                                                           December 31,                      December 31,
                                                                         1996         1995               1996           1995
                                                                     ----------    ----------        ----------      ----------
Interest Income:
 Loans receivable                                                    $    7,834    $    7,051        $   15,544      $   13,674
 Mortgage-backed securities available-for-sale                              668         1,160             1,396           2,175
 Mortgage-backed securities                                               1,001         1,265             2,038           2,633
 Investment securities available-for-sale                                   757           759             1,448           1,618
 Investment securities                                                       61           255               214             487
 Interest-bearing deposits                                                  261           144               489             409
 Other                                                                       46            46                92              90
                                                                     ----------    ----------        ----------      ----------
  Total interest income                                                  10,628        10,680            21,221          21,086
                                                                     ----------    ----------        ----------      ----------
Interest expense:
 NOW and money market demand                                                367           442               749             888
 Savings                                                                    465           491               939             985
 Certificates of deposit                                                  2,994         3,055             6,003           6,030
 Advances from FHLB-Seattle and other borrowed funds                      2,079         2,274             4,164           4,517
                                                                     ----------    ----------        ----------      ----------
  Total interest expense                                                  5,905         6,262            11,855          12,420
                                                                     ----------    ----------        ----------      ----------
  Net interest income                                                     4,723         4,418             9,366           8,666
 Provision for loan losses                                                   27            --                42              --
                                                                     ----------    ----------        ----------      ----------
  Net interest income after provision for loan losses                     4,696         4,418             9,324           8,666
                                                                     ----------    ----------        ----------      ----------
Non-interest income:
 Loan origination fees                                                       98            70               223             203
 Service fees                                                               565           538             1,131           1,047
 Net gain on sale of loans
  and securities available-for-sale                                         205            38               314             449
 Other                                                                       35            42                70              78
                                                                     ----------    ----------        ----------      ----------
  Total non-interest income                                                 903           688             1,738           1,777
                                                                     ----------    ----------        ----------      ----------
Non-interest expenses:
 Compensation and employee benefits                                       1,706         1,745             3,593           3,630
 Net occupancy expense of premises                                          256           214               478             427
 Equipment and furnishings expense                                          173           145               364             283
 Data processing expenses                                                   168           158               333             308
 Federal insurance premium                                                  155           199               366             400
 SAIF special assessment                                                     --            --             2,297              --
 Marketing and advertising                                                  196           179               232             324
 Net expense (income) from operation of real estate owned                     2            --                 2              --
 Other                                                                      795           604             1,517           1,471
                                                                     ----------    ----------        ----------      ----------
 Total non-interest expense                                               3,451         3,244             9,182           6,843
                                                                     ----------    ----------        ----------      ----------
 (Loss) income before income taxes                                        2,148         1,862             1,880           3,600

Income taxes                                                               (796)         (717)             (707)         (1,388)
                                                                     ----------    ----------        ----------      ----------
 Net (loss) income                                                   $    1,352    $    1,145        $    1,173           2,212
                                                                     ==========    ==========        ==========      ==========
Net (loss) income per share                                          $     0.31    $     0.27        $     0.27      $     0.52
                                                                     ==========    ==========        ==========      ==========
Dividends per share                                                  $    0.100    $    0.080        $    0.195      $    0.155
                                                                     ==========    ==========        ==========      ==========
Dividend payout ratio                                                     32.26%        29.63%            72.22%          29.81%
                                                                     ==========    ==========        ==========      ==========
Weighted average common shares outstanding for earnings per share     4,309,470     4,265,158         4,278,233       4,259,582
                                                                     ==========    ==========        ==========      ==========

Selected Financial Ratios and Other Data:

                                                                              (Unaudited)                   (Unaudited)
                                                                          Three Months Ended              Six Months Ended
                                                                             December 31,                   December 31,
                                                                          ---------------------           --------------------
                                                                            1996          1995             1996          1995
                                                                          -------        ------           ------        ------
Performance Ratios:
  Return on assets (ratio of net income to average total assets)(1)         0.95%         0.79%            0.41%         0.77%
  Return on assets before SAIF special assessment(1)                        0.95          0.79             0.91          0.77
  Return on equity (ratio of net income to average equity)(1)               6.83          5.95             2.97          5.80
  Return on equity before SAIF special assessment(1)                        6.83          5.95             6.47          5.80

  Interest rate spread information:
     Average during period                                                  2.88          2.56             2.85          2.54
     End of period                                                          2.65          2.45             2.65          2.45
  Net interest margin(1)(2)                                                 3.50          3.18             3.47          3.15
  Ratio of non-interest expense to avg. total assets(1)                     2.44          2.24             3.24          2.39
  Ratio of non-interest expense without SAIF special assessment
   to avg. total assest(1)                                                  2.44          2.24             2.42          2.39

Asset Quality Ratios:
  Non-performing assets to total assets, at end of period                   0.25          0.04             0.25          0.04
  Total allowance for loan losses to total non-performing
   assets (3)                                                             139.93        917.81           139.93        917.81

Capital Ratios:
  Stockholders' equity to total assets, at end of period                   14.11         13.20            14.11         13.20
  Average equity to average assets                                         13.96         13.27            13.94         13.30
  Ratio of average interest-earning assets to average
   interest-bearing liabilities                                           114.37        113.78           114.10        113.61
------------------------------------------------------------------------------------------------------------------------------

(1) Annualized
(2) Net interest income divided by average interest-earning assets
(3) Includes non-performing and foreclosed assets